     As filed with the Securities and Exchange Commission on July 28, 1999

                                                     Registration No. 333-
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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                ---------------

                                   FORM S-1
                            REGISTRATION STATEMENT
                                     Under
                          The Securities Act of 1933

                                ---------------

                       FOCAL COMMUNICATIONS CORPORATION
            (Exact name of registrant as specified in its charter)

                                ---------------

         Delaware                    4813                    36-4167094
     (State or other
     jurisdiction of
     incorporation or
      organization)
           (Primary Standard Industrial Classification Code Number)
                                                          (I.R.S. Employer
                                                       Identification Number)

         200 North LaSalle Street, Suite 1100, Chicago, Illinois 60601
                                (312) 895-8400
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                ---------------

                               JOSEPH A. BEATTY
             Executive Vice President and Chief Financial Officer
                       Focal Communications Corporation
                     200 North LaSalle Street, Suite 1100
                            Chicago, Illinois 60601
                                (312) 895-8400
(Name, address, including zip code, and telephone number, including area code, of agent for service)
                                  Copies to:
       Elizabeth C. Kitslaar, Esq.                Leigh P. Ryan, Esq.
       Jones, Day, Reavis & Pogue        Paul, Hastings, Janofsky & Walker LLP
          77 West Wacker Drive                      399 Park Avenue
               Suite 3500                              31st Floor
      Chicago, Illinois 60601-1692           New York, New York 10022-4697
             (312) 782-3939                          (212) 318-6000

                                ---------------

  Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.
  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [_]
  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [X] 333-77995
  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If delivery of the prospectus is expected to made pursuant to Rule 434, check the following box. [_]

                        CALCULATION OF REGISTRATION FEE
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
                                                                 Proposed maximum
          Title of each class of               Amount to be          aggregate           Amount of
        securities to be registered          registered (1)(2)  offering price (3)   registration fee
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
Common Stock (par value $0.01 per share)...  1,092,500 shares       $14,202,500          $3,949.00
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
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(1) Does not include an aggregate of 10,350,000 shares of common stock, par value $.01 per share, registered by Focal Communications Corporation on its Registration Statement on Form S-1 (File No. 333-77995) to which this Registration Statement relates.
(2) Includes 142,500 shares that the Underwriters have the option to purchase to cover over-allotments, if any.
(3) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a).

                                ---------------


  The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.

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

                              EXPLANATORY NOTE AND
               INCORPORATION BY REFERENCE OF SELECTED INFORMATION

   This Registration Statement is filed with the Securities and Exchange Commission pursuant to Rule 462(b) under the Securities Act of 1933 by Focal Communications Corporation. In accordance with Rule 429 under the Securities Act of 1933, this Registration Statement incorporates by reference the contents of Focal's Registration Statement on Form S-1 (File No. 333-77995), which was declared effective by the Securities and Exchange Commission on July 27, 1999 and related to the offering of up to 10,350,000 shares of common stock, par value $.01 per share, of Focal (which includes 1,350,000 shares that may be sold pursuant to the underwriters' over-allotment option). This Registration Statement is filed solely for the purpose of registering an additional 1,092,500 shares of common stock of Focal (which includes 142,500 shares that may be sold pursuant to the underwriters' over-allotment option).

   Focal hereby certifies to the Securities and Exchange Commission that:

  (1) it has instructed its bank to pay the Securities and Exchange Commission the filing fee set forth on the cover page of this Registration Statement by a wire transfer of such amount to the account of the Securities and Exchange Commission at Mellon Bank as soon as practicable (but no later than the close of business on July 28, 1999);

  (2) it will not revoke such instructions;

  (3) it has sufficient funds in the relevant account to cover the amount of such filing fee; and

  (4) it will confirm receipt of such instructions by its bank during the bank's regular hours of business no later than July 28, 1999.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on July 28, 1999.

                                          Focal Communications Corporation

                                               /s/ Robert C. Taylor, Jr.
                                          By: _________________________________
                                                   Robert C. Taylor, Jr.
                                               President and Chief Executive
                                                          Officer

                               POWER OF ATTORNEY

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on July 28, 1999.

                 Signature                                   Title(s)
                 ---------                                   --------


       /s/ Robert C. Taylor, Jr.            President, Chief Executive Officer and
___________________________________________   Director (Principal Executive Officer)
           Robert C. Taylor, Jr.

         /s/ John R. Barnicle*              Executive Vice President, Chief Operating
___________________________________________   Officer and Director
             John R. Barnicle

         /s/ Joseph A. Beatty               Executive Vice President and Chief
___________________________________________   Financial Officer (Principal Financial
             Joseph A. Beatty                 Officer)

        /s/ Gregory J. Swanson              Controller (Principal Accounting Officer)
___________________________________________
            Gregory J. Swanson

      /s/ James E. Crawford, III*           Director
___________________________________________
          James E. Crawford, III

        /s/ John A. Edwardson*              Director
___________________________________________
            John A. Edwardson

         /s/ Paul J. Finnegan*              Director
___________________________________________
             Paul J. Finnegan

        /s/ Richard D. Frisbie*             Director
___________________________________________
            Richard D. Frisbie

       /s/ James N. Perry, Jr.*             Director
___________________________________________
           James N. Perry, Jr.

         /s/ Paul G. Yovovich*              Director
___________________________________________
             Paul G. Yovovich

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 * Signed by Joseph A. Beatty pursuant to a power of attorney filed as an exhibit incorporated by reference into this registration statement.

   All exhibits filed with Focal's Registration Statement on Form S-1 (File No. 333-77995) are incorporated by reference into, and shall be deemed part of, this Registration Statement, except the following, which are filed herewith:

     Exhibit No.                           Description
     -----------                           -----------
       5.1       Opinion of Jones, Day, Reavis & Pogue regarding validity of shares.

      23.1       Consent of Arthur Andersen LLP.

      23.2 Consent of Jones, Day, Reavis & Pogue (included as part of its opinion filed as Exhibit 5.1).

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